UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2003

DANKA BUSINESS SYSTEMS PLC

(Exact name of registrant as specified in its charter)

England & Wales	0-20828	98-0052869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11201 Danka Circle North St. Petersburg, Florida 33716	and	Masters House 107 Hammersmith Road London, England W14 0QH

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(727) 576-6003 in the United States

011-44-207-605-0150 in the United Kingdom

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On June 10, 2003, Danka Business Systems PLC issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended, announcing that it is proposing to offer $175 million of senior notes due 2010. The press release is attached as Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c) Exhibits.

99.1    Press release dated June 10, 2003 of Danka Business Systems PLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Danka Business Systems PLC

	By:	/s/ F. MARK WOLFINGER
Dated: June 10, 2003		F. Mark Wolfinger Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 10, 2003 of Danka Business Systems PLC.